1801

Comerica Bank

SECOND QUARTER 2024

EARNINGS RESULTS & OPERATING INFORMATION

Douglas Emmett

Executive Summary

We own and operate 18.0 million square feet of Class A office properties and 4,483 apartment units (excluding our residential development pipeline and the vacated Barrington Plaza units) in the premier coastal submarkets of Los Angeles and Honolulu.
Quarterly Results: For the quarter ended June 30, 2024 compared to the quarter ended June 30, 2023:
•Our revenues decreased by 3.0% to $245.8 million, as higher parking and residential revenue was more than offset by vacancy at Barrington Plaza and lower office occupancy.
•Our net income attributable to common stockholders increased by 249.8% to net income of $10.9 million, or net income of $0.06 per diluted share. The increase was primarily due to accelerated depreciation in the prior period related to the removal of Barrington Plaza apartments from the rental market.
•Our FFO decreased by 4.5% to $92.1 million, or $0.46 per fully diluted share, primarily due to higher interest expense and lower revenues, partially offset by higher interest income and lower operating expenses.
•Our AFFO decreased by 0.8% to $74.2 million.
•Our same property Cash NOI decreased by 0.2% to $146.2 million, with multifamily growth offset by lower office NOI.

Leasing: During the second quarter, we signed 222 office leases covering 793,000 square feet, including 205,000 square feet of new leases and 588,000 square feet of renewal leases. Comparing the office leases we signed during the second quarter to the expiring leases for the same space, straight-line rents increased by 1.1% and cash rents decreased by 12.4%. Our multifamily portfolio remains essentially fully leased at 99.0%.
Balance Sheet & Dividends: At quarter end, we had cash and cash equivalents of $561.1 million. On July 16, 2024, we paid a quarterly cash dividend of $0.19 per common share, or $0.76 per common share on an annualized basis.
Guidance: Our second quarter FFO benefited from anticipated property tax refunds and the timing of operating expenses. In determining our guidance for the rest of the year, we have not included similar benefits, but have factored in the usual seasonal increase in our utility costs in the third quarter, the move out of Warner Bros. Discovery in Burbank, and higher interest expense. As a result, we are narrowing our 2024 full year guidance for Net Income Per Common Share - Diluted to be between $0.05 and $0.09, and our FFO per fully diluted share to be between $1.65 and $1.69. Our guidance does not include the impact of future property acquisitions or dispositions, stock sales or repurchases, financings, property damage insurance recoveries, impairment charges or other possible capital markets activities. See page 22.

NOTE: See the non-GAAP reconciliations for FFO & AFFO on page 8 and same property NOI on page 10.
See the "Definitions" section for definitions of certain terms used in this Earnings Package.
                            1                     Go to Table of Contents

Forward Looking Statements (FLS)
This Second Quarter 2024 Earnings Results and Operating Information, which we refer to as our Earnings Package (EP), supplements the information provided in our reports filed with the Securities and Exchange Commission (SEC).  It contains FLS within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and we claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements related to the expectations regarding the performance of our business, financial results, liquidity and capital resources and other non-historical statements. In some cases, these FLS can be identified by the use of words such as “expect,” "potential,” “continue,” “may,” “will,” “should,” “could,” “seek,” “project,” “intend,” “plan,” “estimate,” "anticipate,” or the negative version of these words or other similar words which are predictions of or indicate future events or trends and which do not relate solely to historical matters. FLS presented in this EP, and those that we may make orally or in writing from time to time, are based on our beliefs and assumptions.  Our actual results will be affected by known and unknown risks, trends, uncertainties and factors, some of which are beyond our control or ability to predict, including, but not limited to: adverse economic, political or real estate developments affecting Southern California or Honolulu, Hawaii; competition from other real estate investors in our markets; decreased rental rates or increased tenant incentives and vacancy rates; reduced demand for office space, including as a result of remote work and flexible working arrangements that allow work from remote locations other than the employer’s office premises; defaults on, early terminations of, or non-renewal of leases by tenants; increases in interest rates and operating costs, including due to inflation; insufficient cash flows to service our debt or pay rent on ground leases; difficulties in raising capital; inability to liquidate real estate or other investments quickly; difficulties in acquiring properties; failure to successfully operate properties; failure to maintain our REIT status; adverse changes in rent control laws and regulations; environmental uncertainties; natural disasters; fire and other property damage; insufficient insurance or increases in insurance costs; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; reliance on key personnel; changes in zoning and other land use laws; adverse changes to tax laws, including those related to property taxes; possible terrorist attacks or wars; and other risks and uncertainties detailed in our Annual Report on Form 10-K for 2023, and other documents filed with the SEC. Although we believe that our assumptions underlying our FLS are reasonable, they are not guarantees of future performance and some will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences could be material.  Accordingly, please use caution in relying on any FLS in this EP to anticipate future results or trends. This EP and all subsequent written and oral FLS attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our FLS.
2

Company Overview

Corporate Data
as of June 30, 2024

Office Portfolio

	Consolidated	Total
Properties	68	70
Rentable square feet (in thousands)	17,595	17,981
Leased rate	81.5%	81.5%
Occupancy rate	80.0%	80.0%

Multifamily Portfolio(1)

		Total
Properties		14
Units		4,483
Leased rate		99.0%

Market Capitalization (in thousands, except price per share)

Fully Diluted Shares outstanding as of June 30, 2024	202,059
Common stock closing price per share (NYSE:DEI)	$13.31
Equity Capitalization	$2,689,401

Net Debt (in thousands)

	Consolidated	Our Share

Debt principal(2)	$5,569,595	$4,640,925
Less: cash and cash equivalents and loan collateral deposits(3)	(574,824)	(448,863)
Net Debt	$4,994,771	$4,192,062

Leverage Ratio (in thousands, except percentage)

Pro Forma Enterprise Value	$6,881,463
Our Share of Net Debt to Pro Forma Enterprise Value	61%

AFFO Payout Ratio(4)

Three months ended June 30, 2024	51.9%

_______________________________________________
(1)    Unit totals exclude units vacated as part of removing Barrington Plaza from the rental market. Leased rate excludes the impact of Barrington Plaza.
(2)    See page 12 for a reconciliation of consolidated debt principal and our share of debt principal to consolidated debt on the balance sheet.
(3)    The consolidated balance of $574.8 million includes our consolidated cash and cash equivalents of $561.1 million and a loan collateral deposit of $13.8 million in an interest bearing account with a lender. Our share is calculated by starting with the consolidated balance of $574.8 million, then deducting the other owners' share of our JVs' cash and cash equivalents of $142.8 million and then adding our share of our unconsolidated Fund's cash and cash equivalents of $16.8 million. See note 4 to the debt table on page 12 regarding the loan collateral deposit.
(4)    Payout ratio based on $0.19 cent dividend payable to shareholders of record as of June 28, 2024.
NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
                            3                     Go to Table of Contents

Company Overview

Property Map
as of June 30, 2024

                            4                     Go to Table of Contents

Company Overview

Board of Directors and Executive Officers
as of June 30, 2024

BOARD OF DIRECTORS
__________________________________________________________________________________________________________________________________

Dan A. Emmett	Our Chairman of the Board
Jordan L. Kaplan	Our Chief Executive Officer and President
Kenneth M. Panzer	Our Chief Operating Officer
Leslie E. Bider	Retired Executive and Investor
Dorene C. Dominguez	Chairwoman and CEO of Vanir Group of Companies
Ray C. Leonard	President, Sugar Ray Leonard Foundation
Virginia A. McFerran	Technology and Data Science Advisor
Thomas E. O’Hern	Former CEO of The Macerich Company
William E. Simon, Jr.	Partner Emeritus, Simon Quick Advisors
Shirley Wang	Founder and CEO, Plastpro Inc.

EXECUTIVE OFFICERS
__________________________________________________________________________________________________________________________________

Jordan L. Kaplan	Chief Executive Officer and President
Kenneth M. Panzer	Chief Operating Officer
Peter D. Seymour	Chief Financial Officer
Kevin A. Crummy	Chief Investment Officer
Michele L. Aronson	Executive Vice President, General Counsel and Secretary

CORPORATE OFFICE
1299 Ocean Avenue, Suite 1000, Santa Monica, California 90401
Phone: (310) 255-7700

For more information, please visit our website at www.douglasemmett.com or contact:
Stuart McElhinney, Vice President, Investor Relations
(310) 255-7751
smcelhinney@douglasemmett.com
                            5                     Go to Table of Contents

Financial Results

Consolidated Balance Sheets
(Unaudited; In thousands)

	June 30, 2024	December 31, 2023
Assets
Investment in real estate, gross	$12,458,771	$12,405,814
Less: accumulated depreciation and amortization	(3,792,294)	(3,652,630)
Investment in real estate, net	8,666,477	8,753,184
Ground lease right-of-use asset	7,443	7,447
Cash and cash equivalents	561,066	523,082
Tenant receivables	5,342	6,096
Deferred rent receivables	116,265	115,321
Acquired lease intangible assets, net	2,727	2,971
Interest rate contract assets	144,224	170,880
Investment in unconsolidated Fund	25,198	15,977
Other assets	34,912	49,260
Total assets	$9,563,654	$9,644,218

Liabilities
Secured notes payable, net	$5,546,371	$5,543,171
Ground lease liability	10,829	10,836
Interest payable, accounts payable and deferred revenue	133,585	131,237
Security deposits	62,787	61,958
Acquired lease intangible liabilities, net	15,269	19,838
Dividends payable	31,818	31,781
Total liabilities	5,800,659	5,798,821

Equity
Douglas Emmett, Inc. stockholders' equity:
Common stock	1,674	1,672
Additional paid-in capital	3,395,909	3,392,955
Accumulated other comprehensive income	100,627	115,917
Accumulated deficit	(1,334,501)	(1,290,682)
Total Douglas Emmett, Inc. stockholders' equity	2,163,709	2,219,862
Noncontrolling interests	1,599,286	1,625,535
Total equity	3,762,995	3,845,397
Total liabilities and equity	$9,563,654	$9,644,218

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
                            6                     Go to Table of Contents

Financial Results

Consolidated Operating Results
(Unaudited; In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues
Office rental
Rental revenues and tenant recoveries(1)	$171,069	$177,792	$340,795	$354,137
Parking and other income	28,171	27,641	56,382	54,654
Total office revenues	199,240	205,433	397,177	408,791

Multifamily rental
Rental revenues	42,653	44,289	85,873	88,262
Parking and other income	3,884	3,685	7,696	8,747
Total multifamily revenues	46,537	47,974	93,569	97,009

Total revenues	245,777	253,407	490,746	505,800

Operating Expenses
Office expenses	67,141	72,862	134,361	145,630
Multifamily expenses	15,967	16,326	31,817	33,214
General and administrative expenses	11,488	10,932	23,059	21,872
Depreciation and amortization	95,492	121,573	191,261	214,749
Total operating expenses	190,088	221,693	380,498	415,465

Other income	7,430	3,049	14,474	6,332
Other expenses	(80)	(125)	(194)	(645)
Income from unconsolidated Fund	1,147	598	1,121	887
Interest expense	(54,955)	(50,305)	(110,287)	(95,816)
Net income (loss)	9,231	(15,069)	15,362	1,093
Net loss attributable to noncontrolling interests	1,647	7,807	4,425	10,018
Net income (loss) attributable to common stockholders	$10,878	$(7,262)	$19,787	$11,111

Net income (loss) per common share - basic and diluted	$0.06	$(0.04)	$0.11	$0.06

Dividends declared per common share	$0.19	$0.19	$0.38	$0.38

Weighted average shares of common stock outstanding - basic and diluted	167,385	169,256	167,355	172,492
_______________________________________________________________________
(1)Rental revenues and tenant recoveries include tenant recoveries for the following periods:
•$11.5 million and $12.6 million for the three months ended June 30, 2024 and 2023, and
•$20.5 million and $25.7 million for the six months ended June 30, 2024 and 2023, respectively.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
                            7                     Go to Table of Contents

Financial Results

Funds From Operations & Adjusted Funds From Operations(1)
(Unaudited; in thousands, except per share data)

The table below presents a reconciliation of Net income (loss) attributable to common stockholders to Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO):

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Funds From Operations (FFO)
Net income (loss) attributable to common stockholders	$10,878	$(7,262)	$19,787	$11,111
Depreciation and amortization of real estate assets	95,492	121,573	191,261	214,749
Net loss attributable to noncontrolling interests	(1,647)	(7,807)	(4,425)	(10,018)
Adjustments attributable to unconsolidated Fund(2)	1,178	745	2,189	1,490
Adjustments attributable to consolidated JVs(2)	(13,827)	(10,817)	(26,682)	(22,288)
FFO	$92,074	$96,432	$182,130	$195,044

Adjusted Funds From Operations (AFFO)
FFO	$92,074	$96,432	$182,130	$195,044
Straight-line rent	(1,145)	(933)	(943)	(807)
Net accretion of acquired above- and below-market leases	(1,983)	(2,658)	(4,326)	(5,695)
Loan costs, loan premium amortization and swap amortization	2,232	2,134	4,518	4,168
Recurring capital expenditures, tenant improvements and capitalized leasing expenses(3)	(24,439)	(28,972)	(48,096)	(56,221)
Non-cash compensation expense	4,993	5,112	10,420	10,585
Adjustments attributable to unconsolidated Fund(2)	(293)	(204)	(118)	(301)
Adjustments attributable to consolidated JVs(2)	2,796	3,944	5,366	9,484
AFFO	$74,235	$74,855	$148,951	$156,257

Weighted average shares of common stock outstanding - diluted	167,385	169,256	167,355	172,492
Weighted average units in our operating partnership outstanding	34,597	32,969	34,528	32,957
Weighted average fully diluted shares outstanding	201,982	202,225	201,883	205,449

Net income (loss) per common share - basic and diluted	$0.06	$(0.04)	$0.11	$0.06
FFO per share - fully diluted	$0.46	$0.48	$0.90	$0.95
Dividends paid per share(4)	$0.19	$0.19	$0.38	$0.38
__________________________________________________________
(1)Presents the FFO and AFFO attributable to our common stockholders and noncontrolling interests in our Operating Partnership, including our share of our consolidated JVs and our unconsolidated Fund.
(2)Adjusts for the portion of each other listed adjustment item on our share of the results of our unconsolidated Fund and for each other listed adjustment item that is attributed to the noncontrolling interests in our consolidated JVs.
(3)Under the GAAP lease accounting rules, we expense non-incremental leasing expenses (leasing expenses not directly related to the signing of a lease) and capitalize incremental leasing expenses. Since non-incremental leasing expenses are included in the calculation of net income (loss) attributable to common stockholders and FFO, the capitalized leasing expenses adjustment to AFFO only includes incremental leasing expenses.
(4)Reflects dividends paid within the respective periods.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
                            8                     Go to Table of Contents

Financial Results

Same Property Statistics & Net Operating Income (NOI)(1)
(Unaudited; in thousands, except statistics)

	As of June 30,
	2024	2023
Office Statistics
Number of properties	66	66
Rentable square feet (in thousands)	17,105	17,105
Ending % leased	81.0%	84.2%
Ending % occupied	79.4%	82.4%
Quarterly average % occupied	79.9%	82.7%

Multifamily Statistics
Number of properties	11	11
Number of units	3,569	3,569
Ending % leased	99.1%	98.9%

	Three Months Ended June 30,		% Favorable
	2024	2023	(Unfavorable)
Net Operating Income (NOI)
Office revenues	$191,916	$198,299	(3.2)%
Office expenses	(66,267)	(72,071)	8.1%
Office NOI	125,649	126,228	(0.5)%

Multifamily revenues	35,460	35,418	0.1%
Multifamily expenses	(11,119)	(11,127)	0.1%
Multifamily NOI	24,341	24,291	0.2%

Total NOI	$149,990	$150,519	(0.4)%

Cash Net Operating Income (NOI)
Office cash revenues	$189,199	$195,764	(3.4)%
Office cash expenses	(66,267)	(72,071)	8.1%
Office cash NOI	122,932	123,693	(0.6)%

Multifamily cash revenues	34,365	33,884	1.4%
Multifamily cash expenses	(11,119)	(11,127)	0.1%
Multifamily cash NOI	23,246	22,757	2.1%

Total Cash NOI	$146,178	$146,450	(0.2)%

_________________________________________________
(1) The amounts presented include 100% (not our pro-rata share). See page 10 for a reconciliation of net income (loss) attributable to common stockholders to these non-GAAP measures.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
                            9                     Go to Table of Contents

Financial Results

Same Property NOI Reconciliation
(Unaudited and in thousands)

The tables below present a reconciliation of Net income (loss) attributable to common stockholders to Same Property NOI:

	Three Months Ended June 30,
	2024	2023

Net income (loss) attributable to common stockholders	$10,878	$(7,262)
Net loss attributable to noncontrolling interests	(1,647)	(7,807)
Net income (loss)	9,231	(15,069)
General and administrative expenses	11,488	10,932
Depreciation and amortization	95,492	121,573
Other income	(7,430)	(3,049)
Other expenses	80	125
Income from unconsolidated Fund	(1,147)	(598)
Interest expense	54,955	50,305
NOI	$162,669	$164,219

Same Property NOI by Segment

Same property office cash revenues	$189,199	$195,764
Non-cash adjustments per definition of NOI	2,717	2,535
Same property office revenues	191,916	198,299

Same property office cash expenses	(66,267)	(72,071)

Same Property Office NOI	125,649	126,228

Same property multifamily cash revenues	34,365	33,884
Non-cash adjustments per definition of NOI	1,095	1,534
Same property multifamily revenues	35,460	35,418

Same property multifamily cash expenses	(11,119)	(11,127)

Same Property Multifamily NOI	24,341	24,291

Same Property NOI	149,990	150,519
Non-comparable office revenues	7,324	7,134
Non-comparable office expenses	(874)	(791)
Non-comparable multifamily revenues	11,077	12,556
Non-comparable multifamily expenses	(4,848)	(5,199)
NOI	$162,669	$164,219

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
                            10                     Go to Table of Contents

Financial Results

Financial Data for JVs & Fund
(Unaudited, in thousands)

	Three Months Ended June 30, 2024

	Wholly-Owned Properties	Consolidated JVs(1)	Unconsolidated Fund(2)

Revenues	$185,157	$60,620	$4,862
Office and multifamily operating expenses	$65,195	$17,913	$1,373
Straight-line rent	$830	$315	$30
Above/below-market lease revenue	$197	$1,786	$—
Cash NOI attributable to outside interests(3)	$—	$20,959	$746
Our share of cash NOI(4)	$118,935	$19,647	$2,713

	Six Months Ended June 30, 2024

	Wholly-Owned Properties	Consolidated JVs(1)	Unconsolidated Fund(2)

Revenues	$370,529	$120,217	$8,685
Office and multifamily operating expenses	$130,090	$36,088	$3,016
Straight-line rent	$1,196	$(253)	$(743)
Above/below-market lease revenue	$404	$3,922	$—
Cash NOI attributable to outside interests(3)	$—	$41,490	$1,774
Our share of cash NOI(4)	$238,839	$38,970	$4,638
______________________________________________________
(1)    Represents stand-alone financial data (with property management fees excluded from operating expenses as a consolidating entry) for four consolidated JVs that we manage. We own a weighted average interest of approximately 46% (based on square footage) in the four JVs, which owned a combined sixteen Class A office properties totaling 4.2 million square feet and two residential properties with 470 apartments in our submarkets. We are entitled to (i) distributions based on invested capital, (ii) fees for property management and other services, (iii) reimbursement of certain acquisition-related expenses and certain other costs and (iv) additional distributions based on Cash NOI.
(2)    Represents stand-alone financial data (with property management fees excluded from operating expenses as a consolidating entry) for one unconsolidated Fund that we manage. We owned an interest of approximately 54% during January and February of 2024. We purchased an additional 20% interest on February 29, 2024 which increased our ownership interest in the Fund to 74%. The Fund owns two Class A office properties totaling 0.4 million square feet in our submarkets. We are entitled to (i) priority distributions, (ii) distributions based on invested capital, (iii) a carried interest if the investors’ distributions exceed a hurdle rate, (iv) fees for property management and other services and (v) reimbursement of certain costs.
(3)    Represents the share of Cash NOI allocable under the applicable agreements to interests other than our Fully Diluted Shares.
(4)    Represents the share of Cash NOI allocable to our Fully Diluted Shares.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
                            11                     Go to Table of Contents

Financial Results

Loans (As of June 30 2024, unaudited)

Maturity Date(1)		Principal Balance (In Thousands)	Our Share(2) (In Thousands)	Effective Rate(3)	Swap Maturity Date

Consolidated Wholly-Owned Subsidiaries

3/3/2025		$335,000	$335,000	SOFR + 1.41%	N/A
4/1/2025		102,400	102,400	SOFR + 1.36%	N/A
8/15/2026		415,000	415,000	3.07%	8/1/2025
9/19/2026		400,000	400,000	2.44%	9/1/2024
9/26/2026		200,000	200,000	2.36%	10/1/2024
11/1/2026		400,000	400,000	2.31%	10/1/2024
6/1/2027	(4)	550,000	550,000	SOFR + 1.48%	N/A
5/18/2028		300,000	300,000	2.21%	6/1/2026
1/1/2029		300,000	300,000	2.66%	1/1/2027
6/1/2029		255,000	255,000	3.26%	6/1/2027
6/1/2029		125,000	125,000	3.25%	6/1/2027
8/1/2033		350,000	350,000	SOFR + 1.37%	N/A
6/1/2038	(5)	27,195	27,195	4.55%	N/A
Subtotal		3,759,595	3,759,595
Consolidated JVs
12/19/2024		400,000	80,000	SOFR + 1.40%	N/A
5/15/2027		450,000	400,500	2.26%	4/1/2025
8/19/2028		625,000	187,500	2.12%	6/1/2025
4/26/2029	(6)	175,000	96,250	3.90%	5/1/2026
6/1/2029		160,000	32,000	3.25%	7/1/2027
Total Consolidated Loans	(7)	$5,569,595	$4,555,845

Unconsolidated Fund
9/14/2028		$115,000	$85,080	2.19%	10/1/2026
Total Loans			$4,640,925

Except as noted below, our loans: (i) are non-recourse, (ii) are secured by separate collateral pools consisting of one or more properties, (iii) require interest-only monthly payments with the outstanding principal due at maturity, and (iv) contain certain financial covenants which could require us to deposit excess cash flow with the lender under certain circumstances unless we (at our option) either provide a guarantee or additional collateral or pay down the loan within certain parameters set forth in the loan documents.  Certain loans with maturity date extension options require us to meet minimum financial thresholds in order to exercise those extension options.
(1)Maturity dates include the effect of extension options.
(2)"Our Share" is calculated by multiplying the principal balance by our share of the borrowing entity's equity, and is used to calculate the non-GAAP measure "Our Share of Net Debt" - see Corporate Data on page 3.
(3)Effective rate as of June 30, 2024. Includes the effect of interest rate swaps and excludes the effect of prepaid loan costs.
(4)The loan is secured by four residential properties. For the portion secured by Barrington Plaza, in connection with the removal of that property from the rental market during 2023, we deposited $13.3 million of cash into an interest bearing collateral account with the lender. The lender will return the deposit at the earlier of August 2026 or when the loan is paid in full. The lender is treating the loan as a construction loan and we signed a construction completion guarantee.
(5)The loan requires monthly payments of principal and interest based upon a 30-year principal amortization schedule.
(6)A portion of this loan is guaranteed.
(7)Our consolidated debt on the balance sheet (see page 6) of $5.55 billion is calculated by adding $2.9 million of unamortized loan premium and deducting $26.1 million of unamortized deferred loan costs from our total consolidated loans of $5.57 billion.

Statistics for consolidated loans with interest fixed under the terms of the loan or a swap

Principal balance (in billions)	$3.83
Weighted average remaining life (including extension options)	3.5 years
Weighted average remaining fixed interest period	1.4 years
Weighted average annual interest rate	2.66%

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
                            12                     Go to Table of Contents

Portfolio Data

Office Portfolio Summary
Total Office Portfolio as of June 30, 2024

Region	Number of Properties	Our Rentable Square Feet	Region Rentable Square Feet(1)	Our Average Market Share(2)

Los Angeles
Westside(3)	52	9,999,051	40,511,829	34.4%
Valley	16	6,790,777	22,589,628	44.3
Honolulu(3)	2	1,190,835	5,333,102	22.3
Total / Average	70	17,980,663	68,434,559	37.4%

_________________________________________________
(1)    The rentable square feet in each region is based on the Rentable Square Feet as reported in the 2024 second quarter CBRE Marketview report for our submarkets in that region.
(2)    Our market share is calculated by dividing our Rentable Square Feet by the applicable Region's Rentable Square Feet, weighted in the case of averages based on the square feet of exposure in our total portfolio to each submarket as follows:

Region	Submarket	Number of Properties	Our Rentable Square Feet	Our Market Share(2)

Westside	Brentwood	15	2,085,745	60.3%
	Westwood	7	2,191,711	43.6
	Olympic Corridor	5	1,142,885	28.1
	Beverly Hills(3)	11	2,196,067	27.7
	Santa Monica	11	1,425,374	14.1
	Century City	3	957,269	9.0
Valley	Sherman Oaks/Encino	12	3,488,995	55.1
	Warner Center/Woodland Hills	3	2,845,577	37.3
	Burbank	1	456,205	5.3
Honolulu	Honolulu(3)	2	1,190,835	22.3
	Total / Weighted Average	70	17,980,663	37.4%

_______________________________________________
(3)    In calculating market share, we adjusted the rentable square footage by: (i) removing a 218,000 square foot property located just outside the Beverly Hills city limits from both the numerator and the denominator, and (ii) removing 77,000 rentable square feet for an office building in Honolulu that we are converting to residential apartments from both our rentable square footage and that of the submarket.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
                            13                     Go to Table of Contents

Portfolio Data

Office Percentage Leased and In-Place Rents
Total Office Portfolio as of June 30, 2024

Region(1)	Percent Leased	Annualized Rent(2)	Annualized Rent Per Leased Square Foot(2)	Monthly Rent Per Leased Square Foot(2)

Los Angeles
Westside	80.6%	$445,218,981	$57.36	$4.78
Valley	81.4	195,940,640	36.22	3.02
Honolulu	90.5	37,274,400	35.80	2.98
Total / Weighted Average	81.5%	$678,434,021	$47.73	$3.98

_______________________________________________________________
(1)Regional data reflects the following underlying submarket data:

Region	Submarket	Percent Leased	Monthly Rent Per Leased Square Foot(2)

Westside	Beverly Hills	81.9%	$4.97
	Brentwood	76.6	4.02
	Century City	86.8	4.77
	Olympic Corridor	75.8	3.32
	Santa Monica	81.8	7.06
	Westwood	81.9	4.49
Valley	Burbank	100.0	5.08
	Sherman Oaks/Encino	84.5	3.03
	Warner Center/Woodland Hills	74.6	2.56
Honolulu	Honolulu	90.5	2.98
	Weighted Average	81.5%	$3.98

(2)    Does not include signed leases not yet commenced, which are included in percent leased but excluded from annualized rent.

Recurring Office Capital Expenditures per Rentable Square Foot
Three months ended June 30, 2024	$0.04
Six months ended June 30, 2024	$0.09

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
                            14                     Go to Table of Contents

Portfolio Data

Office Lease Diversification
Total Office Portfolio as of June 30, 2024

Portfolio Tenant Size
	Median	Average

Square feet	2,400	5,300

	Office Leases		Rentable Square Feet		Annualized Rent
Square Feet Under Lease	Number	Percent	Amount	Percent	Amount	Percent

2,500 or less	1,361	50.8%	1,970,227	13.9%	$87,602,736	12.9%
2,501-10,000	1,002	37.4	4,885,729	34.4	225,774,674	33.3
10,001-20,000	198	7.4	2,721,962	19.1	129,655,069	19.1
20,001-40,000	87	3.3	2,358,600	16.6	111,480,808	16.4
40,001-100,000	27	1.0	1,572,348	11.1	79,885,680	11.8
Greater than 100,000	2	0.1	703,973	4.9	44,035,054	6.5
Total for all leases	2,677	100.0%	14,212,839	100.0%	$678,434,021	100.0%

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
                            15                     Go to Table of Contents

Portfolio Data

Largest Office Tenants
Total Office Portfolio as of June 30, 2024

Tenants paying 1% or more of our aggregate Annualized Rent:

Tenant	Number of Leases	Number of Properties	Lease Expiration(1)	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Rent	Percent of Annualized Rent

Warner Bros. Discovery	1	1	2024	456,205	2.5%	$27,787,941	4.1%
William Morris Endeavor(2)	1	1	2037	247,768	1.4	16,247,112	2.4
UCLA(3)	14	8	2024-2033	200,854	1.2	11,809,666	1.8
Morgan Stanley(4)	5	5	2025-2028	144,688	0.8	10,969,559	1.6
Equinox Fitness(5)	6	5	2029-2038	185,236	1.0	10,478,798	1.5
Total	27	20		1,234,751	6.9%	$77,293,076	11.4%

______________________________________________________
(1)    Expiration dates are per lease (expiration dates do not reflect storage and similar leases).
(2)    Tenant has the option to terminate in 2033.
(3)    Square footage (rounded) expires as follows: 1 lease totaling 7,000 square feet in 2024; 4 leases totaling 89,000 square feet in 2025; 5 leases totaling 32,000 square feet in 2026; 1 leases totaling 51,000 square feet in 2027; 1 lease totaling 8,000 square feet in 2028; and 2 leases totaling 14,000 square feet in 2033. Tenant has options to terminate 51,000 square feet in 2025.
(4)    Square footage (rounded) expires as follows: 26,000 square feet in 2025; 89,000 square feet in 2027 and 30,000 square feet in 2028.
(5)    Square footage (rounded) expires as follows: 34,000 square feet in 2029; 46,000 square feet in 2035; 31,000 square feet in 2037 and 74,000 square feet in 2038.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
                            16                     Go to Table of Contents

Portfolio Data
Office Industry Diversification
Total Office Portfolio as of June 30, 2024

Percentage of Annualized Rent by Tenant Industry

Financial Services 15.1%
Entertainment 13.8%
Legal 18.5%
Real Estate 12.9%
Other 1.2%
Advertising 1.0%
Manufacturing & Distribution 1.4%
Public Administration 2.3%
Educational Services 2.6%
Insurance 3.1%
Technology 4.7%
Retail 5.1%
Accounting & Consulting 8.8%
Health Services 9.5%

Industry	Number of Leases	Annualized Rent as a Percent of Total

Legal	572	18.5%
Financial Services	360	15.1
Entertainment	143	13.8
Real Estate	316	12.9
Health Services	398	9.5
Accounting & Consulting	295	8.8
Retail	159	5.1
Technology	93	4.7
Insurance	88	3.1
Educational Services	41	2.6
Public Administration	70	2.3
Manufacturing & Distribution	55	1.4
Advertising	33	1.0
Other	54	1.2
Total	2,677	100.0%

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
                            17                     Go to Table of Contents

Portfolio Data
Office Lease Expirations
Total Office Portfolio as of June 30, 2024

(1)    Average of the percentage of leases expiring at June 30, 2021, 2022, and 2023 with the same remaining duration as the leases for the labeled year had at June 30, 2024. Acquisitions are included in the comparable average commencing in the quarter after the acquisition.

Year of Lease Expiration	Number of Leases	Rentable Square Feet	Expiring Square Feet as a Percent of Total	Annualized Rent at June 30, 2024	Annualized Rent as a Percent of Total	Annualized Rent Per Leased Square Foot(1)	Annualized Rent Per Leased Square Foot at Expiration(2)

Short Term Leases	69	269,975	1.5%	$10,987,531	1.6%	$40.70	$40.60
2024	253	1,302,661	7.2	65,296,516	9.6	50.13	50.57
2025	631	2,560,799	14.2	120,012,299	17.7	46.87	48.30
2026	512	2,259,438	12.6	103,795,179	15.3	45.94	48.90
2027	402	1,993,060	11.1	96,098,967	14.2	48.22	53.04
2028	286	1,498,457	8.3	70,330,590	10.4	46.94	52.97
2029	208	1,142,171	6.4	51,811,901	7.7	45.36	52.56
2030	99	884,044	4.9	45,018,605	6.6	50.92	60.03
2031	76	528,860	2.9	25,410,258	3.7	48.05	58.45
2032	42	448,269	2.5	20,980,759	3.1	46.80	58.86
2033	50	354,678	2.0	17,965,045	2.6	50.65	68.06
Thereafter	49	970,427	5.4	50,726,371	7.5	52.27	75.14
Subtotal/weighted average	2,677	14,212,839	79.0%	$678,434,021	100.0%	$47.73	$53.72
Signed leases not commenced		277,544	1.5
Available		3,318,961	18.5
Building management use		106,564	0.6
BOMA adjustment(3)		64,755	0.4
Total/weighted average	2,677	17,980,663	100.0%	$678,434,021	100.0%	$47.73	$53.72

___________________________________________________
(1)Represents annualized rent at June 30, 2024 divided by leased square feet.
(2)Represents annualized rent at expiration divided by leased square feet.
(3)Represents the square footage adjustments for leases that do not reflect BOMA remeasurement.
NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
                            18                     Go to Table of Contents

Portfolio Data

Office Lease Expirations - Next Four Quarters
Total Office Portfolio as of June 30, 2024

	Q3 2024	Q4 2024	Q1 2025	Q2 2025

Los Angeles
Westside	183,287	286,732	315,566	326,841
Valley	562,649	189,339	257,057	172,688
Honolulu	39,535	41,119	27,928	46,149
Expiring Square Feet(1)	785,471	517,190	600,551	545,678

Percentage of Portfolio	4.4%	2.9%	3.3%	3.0%

Los Angeles
Westside	$57.76	$52.61	$57.47	$54.36
Valley	$56.00	$31.12	$34.26	$35.83
Honolulu	$37.21	$32.38	$36.11	$38.26
Expiring Rent per Square Foot(2)	$55.46	$43.13	$46.54	$47.13

________________________________________________________
(1)Includes leases with an expiration date in the applicable period where the space had not been re-leased as of June 30, 2024, other than 269,975 square feet of Short-Term Leases.
(2)Fluctuations in this number primarily reflect the mix of buildings/submarkets involved, as well as the varying terms and square footage of the individual leases expiring. As a result, the data in this table should only be extrapolated with caution. While the following table sets forth data for our underlying submarkets, that data is even more influenced by such issues:

		Next Four Quarters

Region	Submarket	Expiring SF	Expiring Rent per SF

Westside	Beverly Hills	172,944	$55.43
	Brentwood	313,227	$49.90
	Century City	87,724	$61.98
	Olympic Corridor	193,091	$43.01
	Santa Monica	116,505	$86.08
	Westwood	228,935	$54.98
Valley	Sherman Oaks/Encino	446,775	$36.78
	Warner Center/Woodland Hills	278,753	$29.32
	Burbank	456,205	$60.91
Honolulu	Honolulu	154,731	$36.04

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
                            19                     Go to Table of Contents

Portfolio Data

Office Leasing Activity
Total Office Portfolio during the Three Months ended June 30, 2024

Net Absorption During Quarter	(1.04)%

Office Leases Signed During Quarter	Number of Leases	Rentable Square Feet	Weighted Average Lease Term (months)[1]

New leases	73	204,938	59
Renewal leases	149	587,699	58
All leases	222	792,637	58

Change in Rental Rates for Office Leases Executed during the Quarter(2)

	Expiring Rate	New/Renewal Rate	Percentage Change

Cash Rent	$47.61	$41.70	(12.4)%
Straight-line Rent	$42.45	$42.92	1.1%

Average Office Lease Transaction Costs(3)

	Lease Transaction Costs per SF	Lease Transaction Costs per Annum

New leases signed during the quarter	$33.77	$7.04
Renewal leases signed during the quarter	$17.86	$4.98
All leases signed during the quarter	$21.90	$5.62

________________________________________________________________
(1)Average renewal lease term exclude leases with a term of twelve months or less.
(2)Represents the average annual initial stabilized cash and straight-line rents per square foot on new and renewed leases signed during the quarter compared to the prior leases for the same space. Excludes leases with a term of twelve months or less, leases where the prior lease was terminated more than a year before signing of the new lease, leases for tenants relocated at the landlord's request, leases in acquired buildings where we believe the information about the prior agreement is incomplete or where we believe the base rent reflects other off-market inducements to the tenant, and other non-comparable leases, such as retail leases.
(3)Reflects the weighted average leasing commissions and tenant improvement allowances divided by the weighted average number of years for the leases. Excludes leases substantially negotiated by the seller in the case of acquired properties, leases for tenants relocated at the landlord's request, and non-comparable leases, such as retail leases.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
                            20                     Go to Table of Contents

Portfolio Data

Multifamily Portfolio Summary
as of June 30, 2024

Annualized Rent by Submarket

Submarket	Number of Properties	Number of Units	Units as a Percent of Total

Los Angeles
Santa Monica	3	940	21%
West Los Angeles(1)	7	1,056	24%
Honolulu	4	2,487	55%
Total	14	4,483	100%

Submarket	Percent Leased	Annualized Rent(2)	Monthly Rent Per Leased Unit

Los Angeles
Santa Monica	98.4%	$49,390,212	$4,459
West Los Angeles(3)	98.3%	54,362,496	4,799
Honolulu	99.6%	68,930,676	2,326
Total / Weighted Average	99.0%	$172,683,384	$3,318

Recurring Multifamily Capital Expenditures per Unit (2)

Three months ended June 30, 2024	$177
Six months ended June 30, 2024	$375

________________________________________________________________
(1)    Excludes units vacated as part of removing Barrington Plaza from the rental market.
(2) The multifamily portfolio also includes 87,268 square feet and annualized rent of $3,326,657 consisting of ancillary retail space at three properties and the remaining office space at a building undergoing conversion from office to residential, which are not included in this table.
(3)    Excludes the impact of Barrington Plaza.
NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
                            21                     Go to Table of Contents

Guidance

2024 Guidance(1)

Metric	Per Share
Net income per common share - diluted	$0.05 to $0.09
FFO per share - fully diluted	$1.65 to $1.69

Assumptions

Metric	Assumption Range	Compared to Prior Assumption
Average Office Occupancy	78% to 81%	Unchanged
Residential Leased Rate	Essentially fully leased	Unchanged
Same Property Cash NOI Growth	-4.0% to -2.5%	Unchanged
Above/Below Market Net Revenue	$6 to $10 million	Unchanged
Straight-line Revenue	$2 to $5 million	Unchanged
G & A Expenses	$48 to $52 million	Unchanged
Interest Expense	$225 to $235 million	Unchanged
Weighted average fully diluted shares outstanding	202.0 million	Unchanged
________________________________________________________________
(1) All of our assumptions include 100% of our consolidated JVs share, not our pro rata share. Except as disclosed, our guidance does not include the impact of future property acquisitions or dispositions, common stock sales or repurchases, financings, property damage insurance recoveries, impairment charges or other possible capital markets activities.
The guidance and representative assumptions on this page are forward looking statements, subject to the safe harbor contained at the beginning of this Earnings Package, and reflect our views of current and future market conditions. Ranges represent a set of likely assumptions, but actual results could fall outside the ranges presented. Only a few of our assumptions underlying our guidance are disclosed above, and our actual results will be affected by known and unknown risks, trends, uncertainties and other factors, some of which are beyond our control or ability to predict. Although we believe that the assumptions underlying our guidance are reasonable, they are not guarantees of future performance and some of them will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences could be material. See page 23 for a reconciliation of our Non-GAAP guidance.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
                            22                     Go to Table of Contents

Guidance

Reconciliation of 2024 Non-GAAP Guidance(1)
(Unaudited; in millions, except per share amounts)

Reconciliation of our guided Net income per common share - diluted to FFO per share - fully diluted:

Reconciliation of net income attributable to common stockholders to FFO	Low	High

Net income attributable to common stockholders	$9.0	$15.7
Adjustments for depreciation and amortization of real estate assets	395.0	385.0
Adjustments for noncontrolling interests, consolidated JVs and unconsolidated Fund	(70.7)	(59.3)
FFO	$333.3	$341.4

Weighted average fully diluted shares outstanding	High	Low

Weighted average shares of common stock outstanding - diluted	167.4	167.4
Weighted average units in our operating partnership outstanding	34.6	34.6
Weighted average fully diluted shares outstanding	202.0	202.0

Per share	Low	High

Net income per common share - diluted	$0.05	$0.09
FFO per share - fully diluted	$1.65	$1.69
_____________________________________________
(1) Our guidance does not include the impact of future property acquisitions or dispositions, common stock sales or repurchases, financings, property damage insurance recoveries, if any, or other possible capital markets activities or impairment charges. The reconciliation should be used as an example only, with the numbers presented only as representative assumptions. Ranges represent a set of likely assumptions, but actual results could fall outside the ranges presented.

All assumptions are forward looking statements, subject to the safe harbor contained at the beginning of this Earnings Package, and reflect our views of current and future market conditions. Our actual results will be affected by known and unknown risks, trends, uncertainties and other factors, some of which are beyond our control or ability to predict. Although we believe that the assumptions underlying the guidance are reasonable, they are not guarantees of future performance and some of them will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences could be material.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
                            23                     Go to Table of Contents

Definitions
Adjusted Funds From Operations (AFFO):  We calculate AFFO from FFO by (i) eliminating the impact on FFO of straight-line rent; amortization/accretion of acquired above/below market leases; loan costs such as amortization/accretion of loan premiums/discounts; amortization and hedge ineffectiveness of interest rate contracts; amortization/expense of loan costs; non-cash compensation expense, and (ii) subtracting recurring capital expenditures, tenant improvements and capitalized leasing expenses (including adjusting for the effect of such items attributable to our consolidated JVs and our unconsolidated Fund, but not for noncontrolling interests included in our calculation of fully diluted equity). Recurring capital expenditures, tenant improvements and leasing expenses are those required to maintain current revenues once a property has been stabilized, generally excluding those for acquired buildings being stabilized, newly developed space and upgrades to improve revenues or operating expenses or significantly change the use of the space, as well as those resulting from casualty damage or bringing the property into compliance with governmental requirements. We report AFFO because it is a widely reported measure of the performance of equity Real Estate Investments Trusts (REITs), and is also used by some investors to compare our performance with other REITs.  However, the National Association of Real Estate Investment Trusts (NAREIT) has not defined AFFO, and other REITs may use different methodologies for calculating AFFO, and accordingly, our AFFO may not be comparable to the AFFO of other REITs. AFFO is a non-GAAP financial measure for which we believe that net income (loss) is the most directly comparable GAAP financial measure. AFFO should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.
AFFO Payout Ratio: Represents dividends announced divided by the AFFO for that period. We report AFFO Payout Ratio because it is a widely reported measure of the performance of equity REITs, and is also used by some investors to compare our performance with other REITs.
Annualized Rent:  Represents annualized cash base rent (i.e. excludes tenant reimbursements, parking and other revenue) before abatement under leases commenced as of the reporting date and expiring after the reporting date (does not include 277,544 square feet with respect to signed leases not yet commenced at June 30, 2024).  For our triple net office properties (in Honolulu and one single tenant building in Los Angeles), annualized rent is calculated for triple net leases by adding expense reimbursements and estimates of normal building expenses paid by tenants to base rent. Annualized Rent does not include lost rent recovered from insurance and rent for building management use. Annualized Rent includes rent for our corporate headquarters in Santa Monica. We report Annualized Rent because it is a widely reported measure of the performance of equity REITs, and is used by some investors as a means to determine tenant demand and to compare our performance and value with other REITs. We use Annualized Rent to manage and monitor the performance of our office and multifamily portfolios.
Average Office Occupancy: Calculated by averaging the Occupancy Rates on the last day of the current and prior quarter and, for reporting periods longer than a quarter, by averaging the Occupancy Rates for all the quarters in the respective reported period.
Consolidated Portfolio: Includes all of the properties included in our consolidated results, including our consolidated JVs. At June 30, 2024, we own 100% of our consolidated portfolio, except for sixteen office properties totaling 4.2 million square feet and two residential properties with 470 apartments, which we own through four consolidated JVs and in which we own a weighted average interest of approximately 46% based on square footage.
Consolidated Net Debt: Represents our consolidated debt, net of cash and cash equivalents and loan collateral deposited with lenders, and before adding unamortized loan premium and deducting unamortized deferred loan costs. Cash and cash equivalents and loan collateral deposited with lenders are subtracted because they could be used to reduce the debt obligations, and unamortized loan premium and deferred loan costs are not adjusted for because they do not require cash settlement. Consolidated Net Debt is a non-GAAP financial measure for which we believe that consolidated debt is the most directly comparable GAAP financial measure. We report Consolidated Net Debt because some investors use it to evaluate and compare our leverage and financial position with that of other REITs. A limitation associated with using Consolidated Net Debt is that it subtracts cash and cash equivalents and loan collateral deposited with lenders and may therefore imply that there is less debt than the most comparable GAAP financial measure indicates.
Equity Capitalization: Represents our Fully Diluted Shares multiplied by the closing price of our common stock on the New York Stock Exchange as of June 28, 2024.
Fully Diluted Shares:  Calculated according to the treasury stock method, based on our diluted outstanding stock and units in our Operating Partnership.
                            24                     Go to Table of Contents

Definitions
Fund: At June 30, 2024, we owned an interest of approximately 74% in Douglas Emmett Partnership X, LP (Partnership X). During 2023, we owned an interest of approximately 34% in Partnership X, and we purchased an additional 20% interest on December 31, 2023, which increased our ownership to 54%. We also purchased an additional 20% interest on February 29, 2024, which increased our ownership to 74%. The Fund owns two office properties totaling 0.4 million square feet.
Funds From Operations (FFO):  We calculate FFO in accordance with the standards established by NAREIT by excluding gains (or losses) on sales of investments in real estate, gains (or losses) from changes in control of investments in real estate, real estate depreciation and amortization (other than amortization of right-of-use assets for which we are the lessee and amortization of deferred loan costs), impairment write-downs of real estate and impairment write-downs of our investment in our unconsolidated Fund from our net income (loss) (including adjusting for the effect of such items attributable to our consolidated JVs and our unconsolidated Fund, but not for noncontrolling interests included in our calculation of fully diluted equity). We report FFO because it is a widely reported measure of the performance of equity REITs, and is also used by some investors to identify the impact of trends in occupancy rates, rental rates and operating costs from year to year, excluding impacts from changes in the value of our real estate, and to compare our performance with other REITs. FFO is a non-GAAP financial measure for which we believe that net income (loss) is the most directly comparable GAAP financial measure. FFO has limitations as a measure of our performance because it excludes depreciation and amortization of real estate, and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements and leasing expenses necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations. FFO should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to the FFO of other REITs.
GAAP: Refers to accounting principles generally accepted in the United States.
Joint Ventures (JVs): At June 30, 2024, we owned a weighted average interest of approximately 46% based on square footage in four consolidated JVs. The JVs owned sixteen office properties totaling 4.2 million square feet and two residential properties with 470 apartments.
Lease Transaction Costs: Represents the weighted average of tenant improvements and leasing commissions for leases signed by us during the quarter, excluding leases substantially negotiated by the seller in the case of acquired properties and leases for tenants relocated from space being taken out of service. We report Lease Transaction Costs because it is a widely reported measure of the performance of equity REITs, and is used by some investors to determine our cash needs and to compare our performance with other REITs. We use Lease Transaction Costs to manage and monitor the performance of our office and multifamily portfolios.
Leased Rate: The percentage leased as of June 30, 2024. Management space is considered leased. Space taken out of service during a repositioning or which is vacant as a result of a fire or other damage is excluded from both the numerator and denominator for calculating the Leased Rate. For newly developed buildings going through initial lease up, units are included in both the numerator and denominator as they are leased. We report Leased Rates because it is a widely reported measure of the performance of equity REITs, and is also used by some investors as a means to determine tenant demand and to compare our performance with other REITs. We use Leased Rate to manage and monitor the performance of our office and multifamily portfolios.
Net Absorption: Represents the change in percentage leased between the last day of the current and prior quarter, excluding a property undergoing conversion from office to residential use, as well as properties acquired or sold during the current quarter. The calculation also excludes the impact of building remeasurement. We report Net Absorption because it is a widely reported measure of the performance of equity REITs, and is used by some investors as a means to determine tenant demand and to compare our performance with other REITs. We use Net Absorption to manage and monitor the performance of our office portfolio.
Net Income (Loss) Per Common Share - Diluted: We calculate Net Income (Loss) Per Common Share - Diluted in accordance with GAAP by dividing the net income (loss) attributable to common stockholders for the period by the weighted average number of common shares and dilutive instruments outstanding during the period using the treasury stock method. We account for unvested Long Term Incentive Plan Unit awards that contain non-forfeitable rights to dividends as participating securities and include these securities in the computation using the two-class method.
                            25                     Go to Table of Contents

Definitions
Net Operating Income (NOI):  We calculate NOI as revenue less operating expenses attributable to the properties that we own and operate. We present two forms of NOI:
•NOI: is calculated by excluding the following from our net income (loss): general and administrative expenses, depreciation and amortization expense, other income, other expenses, income (loss) from unconsolidated Fund, interest expense, gains (losses) on sales of investments in real estate and net income (loss) attributable to noncontrolling interests.
•Cash NOI: is calculated by excluding from NOI our straight-line rent and the amortization/accretion of acquired above/below market leases.
We report NOI because it is a widely recognized measure of the performance of equity REITs, and is used by some investors to identify trends in occupancy rates, rental rates and operating costs and to compare our operating performance with that of other REITs.  NOI is a non-GAAP financial measure for which we believe that net income (loss) is the most directly comparable GAAP financial measure.  NOI has limitations as a measure of our performance because it excludes depreciation and amortization expense, and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements and leasing expenses necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations. NOI should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. Other REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to the NOI of other REITs.
Occupancy Rate:  We calculate Occupancy Rate by excluding signed leases not yet commenced from the Leased Rate. Management space is considered occupied. Space taken out of service during a repositioning or which is vacant as a result of a fire or other damage is excluded from both the numerator and denominator for calculating the Occupancy Rate. For newly developed buildings going through initial lease up, units are included in both the numerator and denominator as they are occupied. We report Occupancy Rate because it is a widely reported measure of the performance of equity REITs, and is also used by some investors as a means to determine tenant demand and to compare our performance with other REITs. We use Occupancy Rate to manage and monitor the performance of our office and multifamily portfolios.
Operating Partnership: Douglas Emmett Properties, LP
Our Share of Net Debt: We calculate Our Share of Net Debt by: (i) multiplying the principal balance of our consolidated loans and our unconsolidated Fund's loan by our equity interest in the relevant borrower, (ii) subtracting the product of cash and cash equivalents multiplied by our equity interest in the entity that owns the cash or cash equivalents, and (iii) subtracting the product of loan collateral deposited with lenders multiplied by our equity interest in the entity that deposited the collateral with the lender. We subtract cash and cash equivalents and loan collateral deposited with lenders because they could be used to reduce the debt obligations, and do not add unamortized loan premium or subtract unamortized deferred loan costs because they do not require cash settlement. Our Share of Net Debt is a non-GAAP financial measure for which we believe that consolidated debt is the most directly comparable GAAP financial measure. We report Our Share of Net Debt because some investors use it to evaluate and compare our leverage and financial position with that of other REITs.
Pro Forma Enterprise Value: We calculate Pro Forma Enterprise Value by adding Equity Capitalization to Our Share of Net Debt. Pro Forma Enterprise Value is a non-GAAP financial measure for which we believe that consolidated total equity and liabilities is the most directly comparable GAAP financial measure. We report Pro Forma Enterprise Value because some investors use it to evaluate and compare our financial position with that of other REITs.
Recurring Capital Expenditures:  Building improvements required to maintain revenues once a property has been stabilized, and excludes capital expenditures for (i) acquired buildings being stabilized, (ii) newly developed space, (iii) upgrades to improve revenues or operating expenses or significantly change the use of the space, (iv) casualty damage and (v) bringing the property into compliance with governmental or lender requirements. We report Recurring Capital Expenditures because it is a widely reported measure of the performance of equity REITs, and is used by some investors as a means to determine our cash flow requirements and to compare our performance with other REITs. We use Recurring Capital Expenditures to manage and monitor the performance of our office and multifamily portfolios.
                            26                     Go to Table of Contents

Definitions
Rental Rate: We report Rental Rate because it is a widely reported measure of the performance of equity REITs, and is used by some investors to compare our performance with other REITs. We use Rental Rate to manage and monitor the performance of our office and multifamily portfolios. We present two forms of Rental Rates:
•Cash Rental Rate: is calculated by dividing the rent paid by the Rentable Square Feet.
•Straight-Line Rental Rate: is calculated by dividing the average rent over the lease term by the Rentable Square Feet.
Rentable Square Feet:  Based on the Building Owners and Managers Association (BOMA) measurement.  At June 30, 2024, total consists of 14,490,383 leased square feet (including 277,544 square feet with respect to signed leases not commenced), 3,318,961 available square feet, 106,564 building management use square feet and 64,755 square feet of BOMA adjustment on leased space. We report Rentable Square Feet because it is a widely reported measure of the performance and value of equity REITs, and is also used by some investors to compare our performance and value with other REITs. We use Rentable Square Feet to manage and monitor the performance of our office portfolio.
Same Property NOI:  To facilitate a comparison of NOI between reported periods, we report NOI for a subset of our properties referred to as our “same properties,” which are properties that have been owned and operated by us during both periods being compared.  We exclude from our same property subset properties that during the comparable periods were: (i) acquired, (ii) sold, held for sale, contributed or otherwise removed from our consolidated financial statements, or (iii) that underwent a major repositioning project, were impacted by development activity, or suffered significant casualty loss that we believed significantly affected the properties' operating results. We also exclude rent received from ground leases. Our Same Property NOI is not adjusted for noncontrolling interests in properties which are not wholly owned.
Our same properties for 2024 include all of our Consolidated Portfolio properties, other than: (1) a 493,000 square foot office property in Honolulu affected by development activity, (2) a residential property with 712 apartments and approximately 34,000 square feet of retail space in Los Angeles which we are removing from the residential rental market following a fire in January 2020, (3) a new residential property with 376 apartments in West Los Angeles that we placed into service in 2022, and (4) a 456,000 square foot single tenant office property in Los Angeles that we plan to reposition when the tenant's lease expires in 2024.
We report Same Property NOI because it is a widely reported measure of the performance and value of equity REITs, and it is used by some investors to: (i) analyze our operating results excluding the impact of properties not being operated on a consistent basis, and (ii) to compare our performance and value with other REITs. We use Same Property NOI to manage and monitor the performance of our office portfolio.
Short Term Leases:  Represents leases that expired on or before the reporting date or had a term of less than one year, including hold over tenancies, month to month leases and other short term occupancies.
Total Portfolio: At June 30, 2024, our Total Portfolio included our Consolidated Portfolio and two office properties totaling 0.4 million square feet owned by one unconsolidated Fund in which we owned approximately 74%.
"We" and "our" refers to Douglas Emmett, Inc., our Operating Partnership and its subsidiaries, as well as our consolidated JVs and our unconsolidated Fund.
                            27                     Go to Table of Contents